UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2026

BRAVO MULTINATIONAL INCORPORATED

(Name of small business in its charter)

Wyoming	000-53505	85-4068651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)

2020 General Booth Blvd., Suite 230

Virginia Beach, VA 23454

Registrant’s telephone number:

757-306-6090

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Election of Directors

Effective February 19, 2026, the Board of Directors appointed Steven Marshall and Jordan Fiksenbaum as Directors of the Company.

There are no arrangements or understandings between any of the newly appointed directors and any other person pursuant to which they were selected as directors. There are no related party transactions between the Company and any of the newly appointed directors that would require disclosure under Item 404(a) of Regulation S-K.

Biographies

Steven Marshall - Director

Steven Marshall is an accomplished executive with over 30 years of experience in both privately held and public companies. He serves as Managing Director at Sancus Group, a consulting company specializing in improvement of under performing companies for domestic and global clients. From 2000 to 2021, he served as Chief Executive Officer of several privately-held companies, including Altiras Holdings, Chasm Industries and Market2Market. Earlier in his career, he served in several senior management positions at GE HealthCare Technologies Inc., playing a key role in developing and leading various service businesses.

Mr. Marshall earned a Bachelor of Science degree in Electrical Engineering from The Ohio State University and completed a postgraduate program at the Gestalt Institute in psychology and organizational dynamics. He is currently a board member at Chemaris Investments, an asset management company specializing in chemical manufacturing investments.

Jordan Fiksenbaum - Director

Jordan Fiksenbaum is a seasoned professional with over 35 years of experience in fostering the financial and organic growth of both established entities and start-ups. Throughout his illustrious career, he has spearheaded strategic campaigns that have generated over $5.5 billion in revenue and sold 55 million admission tickets.

Within the live entertainment industry, Jordan has held influential senior leadership roles at prestigious organizations such as Lighthouse Immersive, Fubo, Cirque du Soleil, and the Kimmel Center in Philadelphia. In each capacity, Jordan has demonstrated an unwavering commitment to excellence and innovation, leaving a lasting impact on the organizations under his purview. Jordan's expertise extends beyond traditional management roles to encompass event programming and producing. His creative flair and keen understanding of audience dynamics have led to the creation of unforgettable and commercially successful live experiences. ..

Known for his adeptness in sales and marketing, Mr. Fiksenbaum has not only devised effective campaigns but has also cultivated a culture of innovation within his teams. His ability to identify and capitalize on market trends has been instrumental in establishing a competitive edge for the organizations he has served. Jordan’s key strengths lie in his ability to analyze, refine, and coordinate multidisciplinary properties. His leadership style emphasizes collaboration and partnership cultivation, fostering an environment where diverse talents come together to achieve extraordinary results.

Jordan Fiksenbaum strategic vision has not only elevated organizations but has also established industry benchmarks. His influence is evident in numerous partnerships and a lasting impact on the cultural landscape of entertainment. Continuously pushing boundaries in live entertainment, strategic marketing, and business leadership, Jordan inspires the next generation to make a lasting impact in this dynamic industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bravo Multinational Incorporated

Date: February 24, 2026	By	/s/ Richard Kaiser
Richard Kaiser
Director/CFO